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CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-45294) and the Registration Statement on Form S-8 (No. 333-92403, No. 333-07785, and No. 333-65452) of A.D.A.M., Inc. of our report dated January 18, 2002 relating to the financial statements of Integrative Medicine Communications, Inc., which appears in the Current Report on From 8-K/A of A.D.A.M., Inc. dated February 18, 2002.

By:	/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia February 18, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS